                     SBS TECHNOLOGIES, INC. AND SUBSIDIARIES
                         COMPUTATION OF PER-SHARE INCOME
                              TREASURY STOCK METHOD
                            AS MODIFIED FOR 20% TEST


                                                           Year Ended June 30, 1996
                                                        ------------------------------
Proceeds upon exercise of
     options and warrants outstanding
     (1,377,923 shares at a weighted average
     exercise price of $4.979)                                   $  6,860,679
                                                                 ------------
                                                                 ------------

Weighted average number of shares outstanding                       3,017,575
Issued shares - exercise of options and warrants                    1,377,923
Shares assumed to be repurchased with proceeds from
     exercise subject to 20% of average shares
     outstanding maximum                                             (603,515)
                                                                 ------------

Total common and common equivalent shares                           3,791,983
                                                                 ------------
                                                                 ------------

Net income for the year                                          $  3,580,907
Add:  After-tax reduction in interest expense from
      the assumed repayment of debt                                    81,144(1)
                                                                  -----------
Adjusted net income                                              $  3,662,051
                                                                 ------------
                                                                 ------------
Total common and common equivalent shares                           3,791,983
                                                                 ------------
                                                                 ------------
Income per common and common equivalent shares                   $       0.97
                                                                 ------------
                                                                 ------------


Income adjustment:

   Proceeds upon exercise                                        $  6,860,679
   Price of shares assumed repurchased:
     Number of shares                                                 603,515
     Average market value based on average monthly market
        close information as published by NASDAQ                        9.127
                                                                 ------------
                                                                    5,508,281
                                                                 ------------
   Repayment of debt                                                1,352,397
   Interest Rate (estimated average interest rate
      on debt for year)                                                   10%
   After tax effect (1 - 40%)                                             60%
                                                                 ------------
                                                                 $     81,144(1)
                                                                 ------------
                                                                 ------------